Exhibit 99.1

TreeHouse Foods, Inc. Announces COO Transition

OAK BROOK, Ill., April 14, 2021 — TreeHouse Foods, Inc. (NYSE: THS) announced today that Senior Vice President and Chief Operations Officer, Shay Braun, is leaving the Company effective April 30, 2021 to assume the role of President of Select Milk, a group of family dairy producers. In the interim, Mr. Braun’s responsibilities will be assumed by Craig McCutcheon, currently Senior Vice President, Operations.

Mr. McCutcheon joined TreeHouse in 2018 and oversees TreeHouse’s manufacturing and warehousing operations. He will expand his responsibilities to include supply chain and food safety, which were previously overseen by Mr. Braun, and during this interim period, he will report directly to President and CEO, Steve Oakland. The Company plans to retain an outside firm to assist in the search for a permanent replacement.

“I want to thank Shay for his many contributions to TreeHouse as we have worked to successfully transform our business over the last several years,” said Mr. Oakland. “We are fortunate to have a deep and talented team, and I am confident that under the leadership of Craig and the rest of our management team, we will continue to successfully implement our plans to drive growth and value as we seamlessly navigate this transition.”

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have approximately 40 production facilities across North America and Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our extensive product portfolio includes snacking, beverages and meal preparation products, available in shelf stable, refrigerated, frozen and fresh formats. We have a comprehensive offering of packaging formats and flavor profiles, and we also offer clean label, organic and preservative-free ingredients across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

Additional information, including TreeHouse’s most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse’s website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words “anticipate,” “believe,” “estimate,” “project,” “expect,” “intend,” “plan,” “should,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact of the recent COVID-19 outbreak on our business, suppliers, consumers, customers and employees; the success of our restructuring programs, our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; disruptions or inefficiencies in our supply chain and/or operations, including from the recent COVID-19 outbreak; our ability to continue to make acquisitions in accordance with our business strategy; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; disruptions in or failures of our information technology systems; labor strikes or work stoppages; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2020, and from time to time in our filings with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

Contact:

PI Aquino, Investor Relations

708.483.1300 Ext 1331